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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sonus Pharmaceuticals, Inc., 2000 Stock Incentive Plan and 401(k) Profit Sharing Plan and Trust of our report dated January 18, 2001 with respect to the financial statements of Sonus Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP
                                                      --------------------------
                                                      ERNST & YOUNG LLP

Seattle, Washington
March 8, 2001